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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           TRANSCEND SERVICES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                           TRANSCEND SERVICES, INC.
                     3353 Peachtree Road, N.E., Suite 1000
                            Atlanta, Georgia 30326

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on May 9, 2000

To the Stockholders:

  The annual meeting of stockholders (the "Annual Meeting") of Transcend Services, Inc. will be held on May 9, 2000 at the offices of Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309-3592 at 10:00 a.m. local time for the following purposes:

    1. To elect a Board of Directors consisting of six members to hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

    2. To ratify the appointment of Arthur Andersen LLP as independent public accountants to audit the accounts of the Company and it's subsidiaries for the year ending December 31, 2000.

    3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.


  Only stockholders of record at the close of business on March 15, 2000 shall be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

  A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly in the enclosed postage-paid envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                         By order of the Board of Directors,

                         /s/ Doug Shamon

                         DOUG SHAMON
                         Secretary

Atlanta, Georgia
April 14, 2000


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                           TRANSCEND SERVICES, INC.
                          3353 Peachtree Road, N.E.,
                                  Suite 1000
                            Atlanta, Georgia 30326

                                PROXY STATEMENT

           For Annual Meeting Of Stockholders To Be Held May 9, 2000

                                    GENERAL

  This Proxy Statement and the accompanying form of Proxy are being furnished to the stockholders of Transcend Services, Inc. (the "Company" or "Transcend") on or about April 14, 2000 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 9, 2000 at the offices of Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309-3592 at 10:00 a.m. local time and any adjournment thereof. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company; (ii) executing a proxy bearing a later date; or (iii) appearing at the meeting and
voting in person.   The address of the principal executive offices of the
Company is 3353 Peachtree Road, N.E., Suite 1000, Atlanta, Georgia 30326 and the Company's telephone number is (404) 836-8000.

  Unless otherwise specified, all shares represented by effective proxies will be voted in favor of (i) election of the six nominees as Directors; (ii) the ratification of the selection of Arthur Andersen LLP to serve as the independent public accountants for the Company and it's subsidiaries for fiscal 2000; and
(iii) the transaction of such other business as may properly come before the
Annual Meeting or any postponement or adjournment thereof.   The Board of
Directors does not know of any other business to be brought before the meeting, but as to any such other business, proxies will be voted upon any such matters in accordance with the best judgement of the person or persons acting thereunder as to what is in the best interests of the Company.

  The cost of soliciting proxies will be borne by the Company. In addition to use of the mail, proxies may be solicited in person or by telephone or telegram by Directors and Officers of the Company who will not receive additional
compensation for such services.    Brokerage houses, nominees, custodians and
fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company will reimburse such persons for their reasonable expenses in doing so.

  Holders of record of outstanding shares of the Common Stock, Series A Convertible Preferred Stock, and Series B Convertible Preferred Stock of the Company, at the close of business on March 15, 2000 are entitled to notice of and to vote at the meeting. As of March 15, 2000, there were approximately 574 holders of record of Transcend Common Stock. Each holder of Common Stock is entitled to one vote for each share held on the record date. Each holder of Series A Preferred Stock is entitled to 7.4 votes per share on each preferred share held. Each holder of Series B Preferred Stock is entitled to 6.9 votes per share on each preferred share held. On March 15, 2000 there were 4,325,243 shares of Common Stock outstanding and entitled to vote, 212,800 shares of Series A Convertible Preferred Stock outstanding and entitled to vote, and 60,000 shares of Series B Convertible Preferred Stock outstanding and entitled to vote.

  When a quorum is present at the meeting, the affirmative vote of the holders of a majority of the shares having voting power present in person or by proxy shall decide the action proposed in each matter listed in the accompanying Notice of Annual Meeting of Stockholders except the election of Directors, who are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner, and does not have discretionary
power.   An abstention from voting by a stockholder on a proposal has the same effect as a vote against such proposal. Broker "non-votes" are not counted for purposes of determining whether a proposal has been approved, which also has the same effect as a vote against such proposal.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

  The following table sets forth, as of March 15, 2000, certain information with respect to all stockholders known to Transcend to beneficially own more than five percent of the Company's Common Stock or Preferred Stock, and information with respect to Transcend Common Stock or Preferred Stock beneficially owned by each Director of Transcend, each nominee for election as Director, the Executive Officers included in the Summary Compensation Table set forth under the caption "Executive Compensation", and all Directors and executive officers of Transcend as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the Common Stock or Preferred Stock owned by them.

                                               Common Stock          Series A Preferred Stock       Series B Preferred Stock
                                     ----------------------------------------------------------------------------------------
                                       Amount and Nature   Percent  Amount and Nature   Percent   Amount and Nature  Percent
         Name and Address of            of Beneficial        Of       of Beneficial       Of        of Beneficial      Of
   Directors and Executive Officers     Ownership/(1)/      Class    Ownership/(11)/     Class      Ownership/(16)/    Class
-----------------------------------------------------------------------------------------------------------------------------
Richard L. Gunderson                                                    20,000           9.40%
101 East 5th Street, Suite 201
St. Paul, Minnesota 55101

Laumar Investors Limited Partnership                                    40,000          18.80%
3353 Peachtree Road, Suite 1000
Atlanta, Georgia 30326

MMI Companies, Inc.                                                     60,000          28.20%
540 Lake Cook Road
Deerfield, Illinois 60015-5290

Monmouth College                                                        20,000           9.40%
700 East Broadway
Monmouth, Illinois 61462

Transylvania University                                                 20,000           9.40%
300 N. Broadway
Lexington, Kentucky 40508

Richard M. Lucas Foundation                                                                              3,120           5.20%
3000 Sand Hill Rd., Bldg. 3, Ste 210
Menlo Park, CA 94025

Donald L. Lucas                            141,693 /(2)/    3.24%       10,000/(12)/     4.70%           4,680/(17)/     7.80%

Larry G. Gerdes                            647,377 /(3)/   14.40%       12,000           5.64%          22,200          37.00%
3353 Peachtree Road, N.E. Suite 1000
Atlanta, Georgia 30326

B. Frederick Becker                          1,891 /(4)/       *%              /(13)/       -
George B. Caldwell                          22,317 /(5)/       *%         2,000/(14)/       *%

Walter S. Huff, Jr.                        946,730 /(6)/   20.42%        40,000/(15)/   18.80%          30,000          50.00%
3353 Peachtree Road, N.E. Suite 1000
Atlanta, Georgia 30326

Charles E. Thoele                           14,483 /(7)/       *%         2,000             *%
David W. Murphy                             15,625 /(8)/       *%
Douglas A. Shamon                           14,322 /(9)/       *%

All Directors and Executive Officers
 as a group                              1,804,438 /(10)/  36.90%                       31.00%                          94.80%


*   Represents less than 1%


/(1)/  "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes shares of Common Stock underlying options and warrants to purchase Common Stock which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 4,325,243 shares of Common
       Stock outstanding as of March 15, 2000, except for certain parties who hold presently exercisable options, convertible preferred stock or warrants to purchase Common Stock.  The percentages for those parties who hold presently exercisable options, convertible preferred stock or warrants are based upon the sum of 4,325,243 shares plus the number of shares subject to presently exercisable options or warrants held by them, as indicated in the following notes. Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his name.
/(2)/  Includes 88,503 shares held by the Donald L. Lucas and Lygia S. Lucas Trust dated December 3, 1984, of which Mr. Donald L.
       Lucas is trustee;  4,297 shares held by the Donald L. Lucas Remuneration Account dated July 7, 1993; 14,815 shares held by the Donald L. Lucas, Successor Trustee, Donald L. Lucas Profit Sharing Trust which may be by acquired in connection with the
       Company's November 1997 offering of Series A Convertible Preferred Stock; and 32,278 shares held by Donald L. Lucas,
       Successor Trustee, Donald L. Lucas Profit Sharing Trust which may be acquired in connection with the Company's January 2000 offering of Series B Convertible Preferred Stock. Excludes certain shares and shares underlying warrants with respect to which Mr. Lucas disclaims beneficial ownership which were purchased by the Richard M. Lucas Cancer Foundation, of which Mr.
       Lucas is the Chairman, in the Company's private placement dated September 5, 1996; 14,300 shares which may be acquired upon the conversion of an 8% Convertible Debenture also held by the Richard M. Lucas Cancer Foundation; 14,815 shares; also held by the Richard M. Lucas Cancer Foundation, which may be acquired in connection with the Company's November 1997 offering of
       Series A Convertible Preferred Stock, and 21,519 shares also held by the Richard M. Lucas Cancer Foundation, which may be acquired in connection with the Company's January 2000 offering of Series B Convertible Preferred Stock.
/(3)/  Includes 18,720 shares held by Mr. Gerdes' spouse; 18,831 shares held by Mr. Gerdes as custodian for his minor children;
       10,000 shares held by the Gerdes Family Partnership LP of which Mr. Gerdes is the General Partner; 17,778 shares which may be acquired in connection with the Company's November 1997 offering of Series A Convertible Preferred Stock; and 153,103
       shares which may be acquired in connection with the Company's January 2000 offering of Series B Convertible Preferred Stock.
/(4)/  Includes 1,771 shares held by The Becker Family Foundation; 40 shares held by Mr. Becker's spouse; and 60 shares held by Mr.
       Becker's minor children. Excludes 88,889 shares which may be acquired by MMI Companies, Inc., of which Mr. Becker is Chairman and Chief Executive Officer and to which Mr. Becker disclaims beneficial ownership, in connection with the Company's November
       1997 offering of Series A Convertible Preferred Stock. Voting and investment power related to such shares rests with the investment committee of the Board of Directors of MMI Companies, Inc., of which Mr. Becker is not a member.
/(5)/  Includes 4,505 shares subject to presently exercisable warrants to purchase Common Stock; and 2,963 shares held by George B.
       Caldwell, TTEE of The George B. Caldwell Trust which may be acquired in connection with the Company's November 1997 offering of Series A Convertible Preferred Stock. Excludes 88,889 shares which may be acquired by MMI Companies, Inc., of which Mr.
       Caldwell is a member of the Board of Directors and to which Mr. Caldwell disclaims beneficial ownership, in connection with the Company's November 1997 offering of Series A Convertible Preferred Stock. Voting and investment power related to such shares rests with the investment committee of the Board of Directors of MMI Companies, Inc., of which Mr. Caldwell is not a member.
/(6)/  Includes 32,530 shares held by Laumar Investors Limited Partnership, a limited partnership of which Mr. Huff is the General
       Partner; 45,045 shares subject to presently exercisable warrants to purchase Common Stock; 11,260 shares held by the Larry G.
       Gerdes Trust of which Mr. Huff is the trustee; 59,259 shares held by Laumar Investors Limited Partnership of which Mr. Huff is the General Partner which may be acquired in connection with the Company's November 1997 offering of Series A Convertible
       Preferred Stock; and 206,896 shares held by Mr. Huff which may be acquired in connection with the Company's January 2000 offering of Series B Convertible Preferred Stock. Excludes 11,400 shares with respect to which Mr. Huff disclaims beneficial ownership and which may be acquired upon the conversion of an 8% Convertible Debenture held by the Walter S. Huff, Jr.
       Charitable Foundation, of which Mr. Huff's adult children are trustees.
/(7)/  Includes 2,252 shares subject to presently exercisable warrants to purchase Common Stock; and 2,963 shares which may be acquired in connection with the Company's November 1997 offering of Series A Convertible Preferred Stock.
/(8)/  Include 14,200 shares purchasable pursuant to presently exercisable options.
/(9)/  Includes 600 shares held by Mr. Shamon's minor children, 580 shares held by Mr. Shamon's spouse and 9,000 shares subject to presently exercisable stock options.
/(10)/ Includes 23,200 shares subject to presently exercisable stock options, 51,802 shares subject to presently exercisable warrants; 97,777 shares which may be acquired in connection with the Company's November 1997 offering of Series A Convertible
       Preferred Stock; and 392,277 shares which may be acquired in connection with the January 2000 offering of Series B
       Convertible Preferred Stock.
/(11)/ The shares of Series A Preferred Stock are convertible into shares of Common Stock at any time at the option of the holder.

                                                                 3


       The total shares of Common Stock convertible from Series A Preferred Stock are accounted for in the Common Stock Beneficial
       Ownership column of the above table. The percentages are based upon 212,800 shares of Series A Preferred Stock outstanding as of March 15, 2000.
/(12)/ Includes 2,000 shares held by Donald L. Lucas, SUCC TTE Donald L. Lucas Profit Sharing Trust . Excludes 2,000 shares, with respect to which Mr. Lucas disclaims beneficial ownership, which are held by the Richard M. Lucas Cancer Foundation, of which
       Mr. Lucas is the Chairman.
/(13)/ Excludes 12,000 shares held by MMI Companies, Inc., of which Mr. Becker is Chairman and Chief Executive Officer and to which
       Mr. Becker disclaims beneficial ownership.
/(14)/ Includes 400 shares held by George B. Caldwell, TTEE of The George B. Caldwell Trust. Excludes 12,000 shares held by MMI
       Companies, Inc., of which Mr. Caldwell is a member of the board of Directors and to which Mr. Caldwell disclaims beneficial ownership.
/(15)/ Includes 8,000 shares held by Laumar Investors Limited Partnership, of which Mr. Huff is the General Partner.
/(16)/ The shares of Series B Preferred Stock are convertible into shares of Common Stock at any time at the option of the holder.
       The total shares of Common Stock convertible from Series B Preferred Stock are accounted for in the Common Stock Beneficial
       Ownership column of the above table. The percentages are based upon 60,000 shares of Series B Preferred Stock outstanding as of March 15, 2000.
/(17)/ Includes 4,680 shares held by the Donald L. Lucas Profit Sharing Trust, of which Mr. Lucas is Successor Trustee. Excludes
       3,120 shares held by the Richard M. Lucas Foundation, of which Mr. Lucas is the chairman, of which Mr. Lucas disclaims beneficial ownership.


                                AGENDA ITEM ONE

                             ELECTION OF DIRECTORS

  The Bylaws of Transcend currently provide that the Board of Directors shall consist of not less than one Director, subject to increase or decrease in such number within legal limits by action of the Board of Directors or Stockholders. There are presently six Directors. Each of the nominees presently serves as a Director of Transcend. Directors shall be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

  Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director of the Company if elected. In the event that any nominee withdraws, or for any reason is unable to serve as a Director, the proxies will be voted for such other person as may be designated by the Board of Directors as substitute nominee, but in no event will proxies be voted for more than six nominees. Management of the Company has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected.

  Each of the following persons has been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:

Donald L. Lucas........  Mr. Lucas (age 70) has served as a Director of the
                         Company since December 1985 and has served as Chairman since August 1989. Mr. Lucas has been a private investor for more than 35 years. Mr. Lucas also serves on the Board of Directors of Cadence Design Systems, Inc.; Coulter Pharmaceutical, Inc.; Macromedia, Inc.; Oracle Corporation; Preview Systems, Inc.; and Tricord Systems, Inc.

B. Frederick Becker....  Mr. Becker (age 53) has served as a Director of the
                         Company since December 1997. Since 1985, Mr. Becker has been Chairman and Chief Executive Officer of MMI Companies, Inc., a company engaged in the business of healthcare risk management for more than 20 years. Mr. Becker was initially Vice President, then President and CEO of Ideal Mutual Insurance Company and Optimum Companies from 1982 through 1984; and President of McDonough Caperton Benefits Group from 1977 to 1982. Mr. Becker has also served as Assistant Tax Commissioner and Workers' Compensation Commissioner for the State of West Virginia from 1974 to 1977, following his experience as a practicing lawyer.

George B. Caldwell.....  Mr. Caldwell (age 69) has served as a Director of the
                         Company since May 1995. Since 1989, Mr. Caldwell has served as the Chairman of the Collier Company, a healthcare consulting company in Chicago, Illinois. Prior to 1989, Mr. Caldwell served as President and Chief Executive Officer of Lutheran General HealthSystem in Park Ridge, Illinois from 1979 to 1989; and as President and Chief Executive Officer of The Greater Southeast Community Hospital Foundation of Washington, D.C. from 1972 to 1979. From 1961 to 1972, Mr. Caldwell served as President and Chief Executive Officer of Lake Forest Hospital, Lake Forest, Illinois. Mr. Caldwell is a Director of MMI Companies, Inc.

Larry G. Gerdes........  Mr. Gerdes (age 51) has served as a Director of the
                         Company since June 1985 and as its President and Chief Executive Officer since May 1993. From 1991 to 1993, Mr. Gerdes was a private investor and from May 1992 until January 1995, Mr. Gerdes was the Chairman of the Board of Directors of the former Transcend Services, Inc. For the five years prior to 1991, Mr. Gerdes held various executive positions with HBO & Company, including Chief Financial Officer and Executive Vice President. Mr. Gerdes also serves as a Director of EBIX.Com, Inc.

Walter S. Huff, Jr. ...  Mr. Huff (age 65) has served as a Director of the
                         Company since October 1993. Mr. Huff was the founder of HBO & Company and served as its Chairman from 1974 until 1990 and Chief Executive Officer from 1974 to 1984 and from 1986 until 1989. Since 1990, Mr. Huff has been a private investor.

Charles E. Thoele......  Mr. Thoele (age 64) has served as a Director of the
                         Company since October 1993. Mr. Thoele has been a consultant to Sisters of Mercy Health Systems since February 1991. From 1986 to February 1991, he served as a Director and the Chief Operating Officer of Sisters of Mercy Health Systems. Mr. Thoele is Past Chairman of the Catholic Hospital Association.

No Director or Executive Officer of Transcend is related to any other Director or Executive Officer of Transcend.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, Directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% stockholders were complied with.

  Although it is not the Company's obligation to make filings pursuant to
Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the Assistant Secretary of the Company as to whether any transactions in the Company's securities occurred during the previous month.

        MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Company's Board of Directors has two standing committees: the Audit and Finance Committee, and the Stock Option and Compensation Committee. The Board of Directors does not have a standing Nominating Committee, such function being reserved to the full Board of Directors. The Audit and Finance Committee (the "Audit Committee") of the Board of Directors, comprised of Messrs. Lucas and Caldwell, reviews Transcend's audit procedures and reports from Transcend's independent public accountants. The Stock Option and Compensation Committee (the "Compensation Committee"), comprised of Messrs. Becker, Huff and Thoele, acts as administrator of Transcend's stock option plan and makes recommendations concerning the establishment of additional employee benefit plans and compensation for Transcend's executive officers. The Audit Committee held one meeting in the twelve months ended December 31, 1999. The Compensation Committee held six meetings and acted six times by unanimous consent in the twelve months ended December 31, 1999.

  The Board of Directors held eleven meetings and acted by unanimous consent on
seven occasions during the twelve months ended December 31, 1999.   During
fiscal 1999, each Director attended more than 75% of the total number of meetings of the Board of Directors and committees on which he served.

                                 EXECUTIVE OFFICERS

 The executive officers of the Company are as follows:

    NAME                   AGE POSITION WITH THE COMPANY
    ----                   --- -------------------------

Larry G. Gerdes........... 51  President, Chief Executive Officer and Director
David W. Murphy (1)....... 42  Executive Vice President, Co-Sourcing and Coding
                               Operations
Douglas A. Shamon......... 38  Executive Vice President, Chief Financial
                               Officer, Secretary and Treasurer

 (1) Mr. Murphy has announced his resignation from Transcend effective April 14, 2000.

  Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company. Executive officers will devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Larry G. Gerdes.

  Mr. Murphy has served as Executive Vice President since May 1997. Mr. Murphy joined the Company in September 1994 as Vice-President of Acquisitions and served as Chief Financial Officer from May 1995 to July 1997. Prior to joining the Company, Mr. Murphy was a founder and General Partner of an investment company, Spectra Partners, Inc., from 1988 to 1994. Prior to 1988, Mr. Murphy served in various financial, operating and mergers and acquisition positions with companies such as Hutchinson SA (France) from 1984 to 1988, First Boston in 1983 and International Paper Company from 1980 to 1982.

  Mr. Shamon has served as Executive Vice President and Chief Financial Officer since July 1997, and as Secretary and Treasurer since September 1997. From 1992 until joining the Company in July, 1997, Mr. Shamon held various senior financial management positions with Per-Se Technologies, Inc. (formerly Medaphis Corporation), including Executive Vice President/Chief Financial Officer for the Physician Services Division. Mr. Shamon, who is also a CPA, began his career in public accounting with positions at Peat, Marwick Mitchell & Company and Arthur Andersen & Co.

                            EXECUTIVE COMPENSATION

  The table below provides certain summary information for the fiscal years ended December 31, 1999, 1998 and 1997 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1999 (the "Named Executive Officers.")

                          SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                    ANNUAL COMPENSATION         SECURITIES UNDERLYING
                                               ---------------------------      ---------------------
NAME AND PRINCIPAL POSITION                    YEAR  SALARY ($)    BONUS ($)       OPTIONS/SAR'S (#)
---------------------------                    ----  ----------    ---------    ---------------------

Larry G. Gerdes..............................  1999   $220,000     $    --                     --
  President and Chief Executive                1998   $220,000     $    --                  4,400
  Officer                                      1997   $220,089     $    --                     --


David W. Murphy..............................  1999   $190,000     $    --                 10,000
  Executive Vice President, Operations         1998   $170,000     $    --                  3,400
                                               1997   $141,333     $    --                  4,000


Douglas A. Shamon (1)........................  1999   $160,000     $25,000                  6,000
  Executive Vice President, Chief Financial    1998   $150,000     $    --                  3,400
  Officer, Secretary and Treasurer             1997   $ 60,229     $    --                 15,000


(1)  Mr. Shamon joined the Company in July 1997.

                     Option/SAR Grants in Last Fiscal Year

   The following table sets forth information regarding individual grants of options for Transcend Common Stock during the twelve months ended December 31, 1999 to each of the Named Executive Officers in the Summary Compensation Table above. All such grants were made pursuant to the Transcend Services, Inc. 1992 Stock Option Plan, as amended (the "1992 Stock Option Plan"). In accordance with the rules of the Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of Transcend Common Stock and overall market condition. There can be no assurance that the potential realizable values shown in this table will be achieved.


                                   Option/SAR Grants in Last Fiscal Year                 Potential Realizable
                         ---------------------------------------------------------            Value At
                                             % of Total                                  Assumed Annual Rates
                            Number of       Options/SAR's                                  of Stock Price
                            Securities        Granted to                                    Appreciation
                            Underlying        Employees      Exercise or                 for Option Term (3)
                           Options/SAR's      in Fiscal      Base Price   Expiration     --------------------
Name                       Granted (#)(1)      Year (2)       ($/Share)     Date            5%        10%
----                       --------------   -------------   -----------   ----------     -------   --------
David W. Murphy (4)            10,000           3.6%          $6.5625      01/11/09      $46,616   $121,611
Douglas A. Shamon (5)           6,000           2.2%          $6.5625      01/11/09      $27,970   $ 72,966
---------------

(1) Stock options are granted with an exercise price equal to the fair market value of the Transcend Common Stock on date of grant.
(2) Transcend granted options to purchase a total of 278,000 shares to Directors, officers, and employees in the twelve months ended December 31, 1999.
(3) The 5% and 10% assumed rates of annual compound stock appreciation are mandated by rules of the Commission and do not represent Transcend's estimate or projection of future prices for Transcend Common Stock.
(4) Mr. Murphy was granted 10,000 options on January 11, 1999. These options are fully vested after 4 years.
(5) Mr. Shamon was granted 6,000 options on January 11, 1999. These options are fully vested after 4 years.

   The following table presents information regarding options exercised, options canceled that were previously held by the Named Executive Officers during fiscal 1999, and the value of options outstanding at December 31, 1999.

   AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR END OPTION VALUES

   There were no options exercised by the Named Executive Officers during fiscal 1999.

   During the year 22,900 options were cancelled when Mr. Cooper resigned from the company on 12/15/99. On December 30, 1999 44,479 shares were cancelled by Mr. Gerdes, 3,200 shares were cancelled by Mr. Becker, 5,600 shares were cancelled by Mr. Caldwell, 8,000 shares were cancelled by Mr. Huff, 14,800 shares were cancelled by Mr. Lucas and 8,000 shares were cancelled by Mr. Thoele in order to make options available to grant to other key employees of the company.

                           FY-End Option/SAR Values
                           ------------------------

                                                 Number of
                                                 Securities          Value of
                                                 Underlying         Unexercised
                                                Unexercised        In-the-Money
                                               Options/SAR's       Options/SAR's
      Name                                       at FY-End           at FY-End
      ----                                     -------------       -------------
      Larry G. Gerdes      Exercisable                  -                 $0
                           Unexercisable                -                 $0
      David W. Murphy      Exercisable             14,200                 $0
                           Unexercisable           17,200                 $0
      Douglas A. Shamon    Exercisable              9,000                 $0
                           Unexercisable           15,400                 $0

Compensation of Directors

  The Company paid cash fees to each Director who is not an executive officer of Transcend in fiscal 1999 in the amount of $5,000. Each person who first becomes a non-employee Director is granted, as of the date such person becomes a Director of Transcend, options to purchase 2,000 shares of Transcend's Common Stock at the current market price.

  Each non-employee Director also will be granted options to purchase 1,200 shares of the Transcend's Common Stock, except the Chairman, who will be granted options to purchase 1,800 shares, upon election or re-election at the annual stockholders' meeting, provided they have served on the board a minimum of six months. The options have an exercise price equal to the fair market value on the date of grant and a term of 10 years. No options were granted to the Directors during fiscal 1999.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee of the Board of Directors for 1999 was comprised of Walter S. Huff, Jr., Charles E. Thoele, and B. Frederick Becker. None of the members of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during fiscal 1999.

  In August 1999, certain Directors and accredited investors, of the Company, including Walter S. Huff, Jr. loaned an aggregate of $1.5 million to the Company for the purpose of interim financing. The unsecured promissory notes provided for a maturity date of January 15, 2000 and bore interest at the rate of 10% annually. On November 10, 1999, the Company executed an agreement with these Directors and investors providing that, at the option of the Company, the promissory notes could be converted at any time prior to the maturity date of January 15, 2000, into a new class of convertible preferred stock. The Company's shareholders approved the conversion on December 31, 1999, and the conversion was effected on January 15, 2000. The new class of preferred stock, Series B Convertible Preferred Stock, does not pay dividends, and will have voting rights with the common stockholders equal to the number of shares of common stock into which the preferred stock may be converted from time to time. The preferred stock is convertible into common stock at a price of $3.625 per share of common stock.

         Insider Participation in Series B Convertible Preferred Stock
         -------------------------------------------------------------

                                             Number of Shares of
Director                 Loan Amount  Series B Convertible Preferred Stock
--------                 -----------  ------------------------------------

Walter S. Huff, Jr.       $750,000                 30,000
Larry G. Gerdes           $555,000                 22,200
Donald L. Lucas           $117,000                  4,680

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  For information regarding transactions between the Company and Walter S. Huff, Jr. or Charles E. Thoele or B. Frederick Becker, see "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

  On March 23, 1999 the Company sold 100,000 unregistered shares of Transcend Common Stock to Executive Officers of the Company; 20,000 shares to E. Leo Cooper, 40,000 shares to David W. Murphy, and 20,000 shares to Douglas A. Shamon. All such sales were at the then current market value. In connection with the sales, the executive officers issued promissory notes to the Company and with the unregistered shares pledged to secure the notes. On December 30, 1999, in full satisfaction of the promissory notes, the Company exchanged the promissory notes due from the executive officers for the pledged securities .

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.


  REPORT OF STOCK OPTION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  During fiscal 1999, the Stock Option and Compensation Committee of the Board of Directors was comprised of three non-employee members of the Board: Walter S. Huff, Jr., Charles E. Thoele and B. Frederick Becker. The Stock Option and Compensation Committee establishes the general compensation policy for all executive officers of the Company and administers the incentive plans, including the 1992 Stock Option Plan, and the bonus program for executive officers. The Stock Option and Compensation Committee also is responsible for reviewing executive officer compensation levels and evaluating management performance.
The discussion set forth below is a report submitted by the Stock Option and Compensation Committee regarding the Company's compensation policies and programs for executive officers for 1999.

Stock Option and Compensation Committee Philosophy

  The Company's executive compensation program is designed to reward outstanding performance and results. The Stock Option and Compensation Committee believes the Company must pay competitively to attract, motivate and retain qualified executives. Moreover, in order to align their interests with the stockholders of the Company and maximize stockholder value, the Stock Option and Compensation Committee also believes that the Chief Executive Officer and the Company's other executive officers should be significantly incented by Transcend's as well as individual performance.

  In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. As such, the Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance.

  To accomplish these objectives, the Stock Option and Compensation Committee has structured the executive compensation program with three primary underlying components: base salary, performance incentives and long-term incentives (such as stock options). The following sections describe these elements of compensation and discuss how each component relates to the Company's overall compensation philosophy.

Base Salary Program

  The Company's base salary program is based on a philosophy of providing base pay levels that are competitive with similarly situated companies in the healthcare industry. The Company periodically reviews its executive pay levels to assure consistencies with the external market. Annual salary adjustments are based on several factors including the general level of market salary increases, individual performance and long-term value to the Company, competitive base salary levels and the Company's overall financial and operating results. During 1999, Mr. Gerdes did not receive an increase in base pay.

Performance Bonuses

  Performance bonuses are intended to (i) reward executive officers based on Company and individual performance, (ii) motivate executive officers, and (iii) provide pay-for-performance cash compensation opportunities to executive officers of the Company. Accordingly, a portion of the executives' compensation is contingent upon corporate performance and adjusted where appropriate, based on an executives' performance against personal performance objectives. In 1999, Douglas A. Shamon was awarded a $25,000 bonus for his efforts in assisting the Company to restructure its business and pursue its new strategy. No other bonuses were paid to executive officers in 1999.

Long-Term Incentives

  Long-term incentives are designed to focus the efforts of executive officers on the long-term goals of the Company and to maximize total return to the stockholders of the Company. The Stock Option and Compensation Committee has relied solely on stock option awards to provide long-term incentive opportunities. Stock options align the interest of executive officers with the stockholders of the Company by providing value to the executive officers through stock price appreciation only. Stock options issued by the Company generally have a ten-year term before expiration, are exercisable over a number of years from the date of grant, and executives must be employed by the Company at the time of vesting in order to exercise the options. The Compensation Committee believes that dependence on stock options for a portion of executives' compensation more closely aligns such executives' interests with those of the Company's stockholders, since the ultimate value of such compensation is linked directly to stock price.

  On December 30, 1999 Mr. Gerdes cancelled all of his outstanding stock options to make such options available for grant to other key employees. The Compensation Committee believes that Mr. Gerdes long-term incentives are adequate given his level of ownership interest in the company.

Fiscal 1999 Actions

  The compensation for the Chief Executive Officer for fiscal 1999 was determined in the manner described above and no particular quantitative measures were used by the Stock Option and Compensation Committee in determining his compensation except as so described.

  In fiscal 1999, the following executive officers of the Company were granted incentive stock options. The stock options were granted at fair market value on the date of grant.

                                       Number of
              Executive Officer    Options Granted
              -----------------    ---------------
              David W. Murphy           10,000
              Douglas A. Shamon          6,000
                                        ------
                                        16,000

 These options vest annually at 25%, and are fully vested after 4 years.

  The Stock Option and Compensation Committee continually evaluates the Company's compensation policies and procedures with respect to executives. Although the Stock Option and Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's stockholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.


                                  Walter S. Huff, Jr.
                                  Charles E. Thoele
                                  B. Frederick Becker

                     STOCKHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Composite Index and the Nasdaq Health Services Index for the period commencing on December 31, 1994 and ending December 31, 1999. The graph assumes that the value of the investment in the Company's Common Stock in each index was $100 on December 31, 1994. The Company has not paid any cash dividends on Common Stock.


               Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                           Transcend Services, Inc.

                       [PERFORMANCE GRAPH APPEARS HERE]


CRSP Total Returns Index for:           12/1994   12/1995   12/1996   12/1997    12/1998   12/1999
----------------------------            -------   -------   -------   ------     -------   -------
Transcend Services, Inc.                 100.0     340.7     311.1     146.3      114.8      40.7
Nasdaq Stock Market (US Companies)       100.0     141.3     173.9     213.1      300.2     545.7
Nasdaq Health Services Stocks            100.0     126.8     126.6     129.0      109.3      88.6
SIC 8000-8099 US & Foreign


                                AGENDA ITEM TWO

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS



  Arthur Andersen LLP served as the independent public accountants for the fiscal year ended December 31, 1999, and upon the recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000. The Board of Directors recommends that such appointment be ratified.

  Representatives of Arthur Andersen LLP are expected to be present at the meeting and shall have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

                           PROPOSALS BY STOCKHOLDERS

  Proposals by stockholders intended to be presented at the 2001 Transcend annual meeting (to be held in the Spring of 2001) must be forwarded in writing and received at the principal executive office of Transcend no later than December 16, 2000 directed to the attention of the Secretary, for consideration for inclusion in the Transcend's proxy statement for the annual meeting of
stockholders to be held in 2001.   Any such proposals must comply in all
respects with the rules and regulations of the Securities and Exchange
Commission.

  In connection with the Company's Annual Meeting of Shareholders to be held in 2001, if the Company does not receive notice of a matter or proposal to be considered by February 28 , 2001; then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is properly raised at the Annual Meeting and put to a vote.

                          ANNUAL REPORT ON FORM 10-K

  Additional information concerning the Company, including financial statements of the Company, is provided in the Company's Form 10-K for the fiscal year ended December 31, 1999 which accompanies this report. Exhibits filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission, are available to stockholders who make written request to the Company's Secretary, 3353 Peachtree Road, N.E., Suite 1000, Atlanta, Georgia 30326.

                                 OTHER MATTERS

  The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment of what is in the best interests of the Company.



                                    By Order of the Board of Directors

                                    /s/ Donald L. Lucas

                                    Donald L. Lucas, Chairman of the Board

Atlanta, Georgia
April 14, 2000

 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF TRANSCEND SERVICES, INC. FOR THE
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 2000

  The undersigned hereby appoints Larry G. Gerdes and Doug Shamon, or either of them, with full power of substitution as proxies and attorneys-in-fact, to represent and to vote, as designated on the reverse hereof, the common stock of the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 9, 2000, at the offices of Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309-3592 at
10:00 a.m. local time and at any adjournment thereof, on the matters set forth below:

 1. To elect six Directors for a term of one year and until their successors are elected and qualified:
  [_] For All Nominees Listed Below (except as instructed
    below).
   George B. Caldwell, B. Frederick Becker, Larry G. Gerdes,
    Walter S. Huff, Jr., Donald L. Lucas, Charles E. Thoele
  [_] WITHHOLD AUTHORITY to vote for those Nominees listed below
--------------------------------------------------------------------------------

 2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 2000.
                            [_] ABSTAIN
  [_] FOR    [_] AGAINST

 3. In their discretion, upon such other matter or matters as may properly come before the meeting or any adjournment thereof.

  The shares represented by this proxy card will be voted as directed above. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THAT MEETING.

                                                  -----------------------------
                                                  Signature of Stockholder

                                                  -----------------------------
                                                  Signature of Stockholder

                                                  Dated:_______________________

                                                  Important: Sign exactly as
                                                  your name appears above.
                                                  Give full title of executor,
                                                  administrator, trustee,
                                                  guardian, etc. Joint owners
                                                  should each sign personally.